                                                        EXHIBIT INDEX ON PAGE 3



                    SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549
                              ---------------

                                FORM 8-K

                              CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported):  March 3, 1997

                        CARSON PIRIE SCOTT & CO.
-----------------------------------------------------------------------------
         (Exact name of registrant as specified in its charter)

                                Illinois
-----------------------------------------------------------------------------
            (State or other jurisdiction of incorporation)

        0-22682                                      37-0175980
-----------------------------------------------------------------------------
Commission File Number                   (IRS Employer Identification No.)

331 West Wisconsin Avenue, Milwaukee, Wisconsin          53203
-----------------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)

                              (414) 347-4141
-----------------------------------------------------------------------------
                       Registrant's Telephone Number

Item 5.  Other Events.

     On March 3, 1997, Carson Pirie Scott & Co. reported its earnings for the fourth quarter and the fiscal year ending February 1, 1997. A copy of the press release is attached as Exhibit 1.


Item 7.  Exhibits.

     See Exhibit Index on page 3 of this Current Report on Form 8-K.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Dated March 10, 1997.

                                        CARSON PIRIE SCOTT & CO.

                                         By:   /s/ Charles J. Hansen
                                               ------------------------
                                                Charles J. Hansen
                                                Vice President,
                                                General Counsel,
                                                and Secretary

                                EXHIBIT INDEX

1.   News release, dated March 3, 1997.

Investors                                             Media
James L. Stoffel                                      Edward P. Carroll, Jr.
V.P. - Treasurer                                      Executive V.P. Marketing
(414) 278-5769                                        (414) 347-5340

FOR IMMEDIATE RELEASE                                 MONDAY, MARCH 3, 1997


                  CARSON PIRIE SCOTT & CO. FULL YEAR OPERATING
                    EARNINGS INCREASE 14% TO $2.33 PER SHARE


Milwaukee, Wisconsin, March 3, 1997 - Carson Pirie Scott & Co. (NYSE:CRP) today reported its fourth quarter and full year financial results. Stanton J. Bluestone, Chairman and Chief Executive Officer of Carson Pirie Scott & Co., commented:

"I am pleased to report our third consecutive year and seventh consecutive quarter of improvement in operating earnings per share. A combination of solid sales growth, gross margin rate improvement and diligent expense control generated the operating EPS gains in the fourth quarter and for the full year. Ultimately, the consistent execution of our strategic plan by our associates was responsible for the 1996 record results."

"Our top line grew 5.6% and our gross margin rate improved 30 basis points in 1996 versus comparable 1995 results. The sales increase came from a 2.2% comparable store sales gain, and a 3.4 percentage point gain from the four new stores that we opened in 1996. Our 2.2% comparable store sales growth was led by 15% improvements in Special Sizes and Outerwear. The feminine sportswear area as a whole recorded another strong year with a 9% sales gain and a half-percentage point gross margin rate improvement. In addition, the Men's area benefited from merchandising improvements and the continued rollout of the American Designer better sportswear lines resulting in an 8% sales gain."

"Our expense rate improvement from 27.9% in 1995 to 27.8% in 1996 was achieved through reductions in bad debt expense on our credit card and productivity gains throughout the Company that more than offset benefit cost increases and $2.9 million of store preopening costs. The reduction in bad debts associated with our credit card is especially satisfying given the national trend of increased credit losses."

"I am upbeat about our prospects for the upcoming year. I am particularly encouraged by our strong start in the month of February during which we recorded an 8.2% comparable store sales increase and a 13.2% total sales increase. The strength of our merchandise strategies and new and renovated stores, together with key contributions from our associates, gives us the opportunity to improve on these record results in 1997."

Carson Pirie Scott & Co., a major department store retailer, operates 53 traditional department stores and 4 furniture stores: 32 Carson Pirie Scott stores in greater Chicago, Indiana and Minnesota; 13 Bergner's in central Illinois, and 12 Boston Stores in Wisconsin.



                              Page 4 0f 10

----------------------------------------------------------------------------------------------------------------------
     CARSON PIRIE SCOTT & CO. AND SUBSIDIARIES
     Consolidated Statements of Operations
     (dollars in thousands, except per share amounts)
     -------------------------------------------------------------------------------------------------------------

                                                          Three Months Ended                Year Ended
                                                        -------------------------    ---------------------------
                                                      ------------------------------------------------------------
                                                       February 1,    February 3,    February 1,    February 3,
                                                           1997           1996           1997         1996 <F1>
                                                      ------------------------------------------------------------
     Net sales                                           $374,833       $364,853     $1,102,826     $1,058,823
     Cost of sales                                       (236,309)      (230,665)      (700,080)      (675,446)
     Selling, general and administrative expenses         (83,761)       (82,033)      (307,133)      (295,724)
     -------------------------------------------------------------------------------------------------------------
         EBITDA                                            54,763         52,155         95,613         87,653
     -------------------------------------------------------------------------------------------------------------
     Depreciation and amortization expense                 (3,401)        (2,577)       (15,521)       (11,392)
     Other                                                    643            391            188            212
     Non-recurring items                                        0            904              0         55,904
     -------------------------------------------------------------------------------------------------------------
         Income from operations                            52,005         50,873         80,280        132,377
     Non-recurring items                                        0         (6,835)         1,540         (6,835)
     Interest expense, net                                 (4,703)        (4,997)       (15,910)       (17,974)
     -------------------------------------------------------------------------------------------------------------
         Income before income taxes                        47,302         39,041         65,910        107,568
     Income tax expense                                   (18,769)       (15,614)       (26,100)       (43,027)
     -------------------------------------------------------------------------------------------------------------
         Net income                                       $28,533        $23,427        $39,810        $64,541
     =============================================================================================================
         Shares outstanding (in 000's)                     16,509         16,736         16,667         17,218
     Net income per share:
         Operating                                         $1.73          $1.61          $2.33          $2.04
         Primary                                           $1.73          $1.40          $2.39          $3.75
         Fully diluted                                     $1.73          $1.40          $2.39          $3.75

     Statistics:
         Same-store sales increase                          1.3%           3.3%           2.2%           2.7%
         Gross margin rate                                 37.0%          36.8%          36.5%          36.2%
         SG&A rate                                        (22.3%)        (22.5%)        (27.8%)        (27.9%)
         EBITDA rate                                       14.6%          14.3%           8.7%           8.3%

     -------------------------------------------------------------------------------------------------------------

     <F1>
     1995 results have been restated to exclude $24,989 of clearance sales at eight stores sold to Mervyn's in 1995.

----------------------------------------------------------------------------------------------------------------------

The Company provided the following highlights for the fourth quarter results:

                                    1996 Fourth Quarter Results Summary         1995 Fourth Quarter Results Summary <F2>
                                 -------------------------------------------  ---------------------------------------------
                                 -------------------------------------------  ---------------------------------------------
                                    Net                   Net                    Net                    Net
($ in millions, except EPS)        Sales      EBITDA     Income      EPS        Sales      EBITDA      Income      EPS
---------------------------
                                 -------------------------------------------  ---------------------------------------------
Operating results <F1>             $374.8     $54.8      $28.5      $1.73       $364.9      $52.2      $26.9      $1.61
Non-recurring Items:
    Acquisition costs                -          -          -          -           -           -        ($4.1)     (0.25)
    Year 2000 costs                  -          -        ($0.3)     (0.02)        -           -          -          -
    Store closing costs              -          -        ($0.5)     (0.03)        -           -          -          -
    Settlement of reorg payable      -          -         $0.8       0.05         -           -         $0.4       0.03
    Other                            -          -          -          -           -           -          0.2       0.01
                                 -------------------------------------------  ---------------------------------------------
Total Company                      $374.8     $54.8      $28.5      $1.73       $364.9      $52.2      $23.4      $1.40
                                 -------------------------------------------  ---------------------------------------------

<F1>
Excludes non-recurring and one-time items.
<F2>
1995 Results include 14 weeks, 1996 results include 13 weeks.

Sales: Sales increased 2.7% to $374.8 million in the fourth quarter of 1996 from the prior year's sales of $364.9 million. Sales increased 6.8% excluding the 53rd week from the 1995 results. Sales rose 1.3% on a same-store basis. The five day shorter holiday selling season negatively impacted comparable store sales gains for the quarter.

EBITDA: Earnings before interest, taxes, depreciation, amortization and other non-cash items ("EBITDA") increased 5% to $54.8 million in 1996 from $52.2 million in 1995. The EBITDA rate for the fourth quarter increased 30 basis points from 14.3% in 1995 to 14.6% in 1996. The EBITDA improvement resulted from gross margin rate enhancement and better leveraging of expenses.

Earnings per share ("EPS") results: Net income excluding non-recurring items increased $1.6 million in the quarter versus the prior year fourth quarter. The improved EBITDA performance was offset by higher depreciation charges. Operating EPS improved 7% from $1.61 to $1.73 per share. On a Total Company basis, EPS increased 24% to $1.73 in 1996 versus $1.40 in 1995. The 1995 results included a non-recurring charge to writeoff acquisition costs.

The Company provided the following highlights of its 1996 financial results:

                                      1996 Fiscal Year Results Summary              1995 Fiscal Year Results Summary <F2>
                                 --------------------------------------------   ---------------------------------------------

                                    Net                    Net                     Net                    Net
($ in millions, except EPS)        Sales      EBITDA     Income       EPS         Sales      EBITDA      Income      EPS
                                 --------------------------------------------   ---------------------------------------------
Operating results <F1>            $1,102.8    $95.6     $38.9      $2.33        $1,058.8     $87.7       $35.1      $2.04
Non-recurring Items:
     Minnesota Ops.                  -          -           -          -            25.0       -           -          -
     Minnesota sale gain             -          -           -          -             -         -          33.1       1.92
     Acquisition costs               -          -           -          -             -         -          (4.1)     (0.24)
     Sale of Proffitt's stock        -          -         9.0       0.54             -         -           -          -
     County Seat Write-Down          -          -        (6.4)     (0.38)            -         -           -          -
     Charitable contribution         -          -        (1.5)     (0.09)            -         -           -          -
     Other                           -          -        (0.2)     (0.01)            -         -           0.4       0.03
                                 --------------------------------------------   --------------------------------------------
Total Company                     $1,102.8    $95.6     $39.8      $2.39        $1,083.8     $87.7       $64.5      $3.75
                                 --------------------------------------------   --------------------------------------------

<F1>
Excludes the results of the 8 stores sold to Mervyns in March 1995 and other non-recurring items.
<F2>
1995 results include 53 weeks, 1996 results include 52 weeks.

Sales: Total sales increased $19.0 million or 1.8%. However, the 1995 results included $25.0 million of clearance sales at the Company's eight Minnesota Division stores which were sold to Mervyn's in March 1995 and $14.0 million in sales during the 53rd week. Excluding the impact of these items, sales increased $58.0 million or 5.6%. This sales increase came about through the combination of a 2.2% comparable store sales gain and a 3.4 percentage point gain from the Company's new stores.

New stores: During 1996, the Company added four net new stores. In January 1996, the Company added a 62,000 square foot furniture gallery in Schaumburg, Illinois. In June 1996, the Company added a 126,000 square foot department store in the Cherryvale mall in Rockford, Illinois. This store was one of two department stores in Rockford, Illinois acquired from Younkers, Inc. The second store, located in Machesney Park Mall, was opened in August 1996, and the Company closed an existing location in conjunction with this store opening. The Company opened a 55,000 square foot furniture gallery in Brookfield, Wisconsin in October 1996. In November 1996 the Company opened a 120,000 square foot department store acquired from the May Department Stores Company in the Fox Valley Mall in Aurora, Illinois.

Comparable store sales gain: The 1996 comparable store sales gain of 2.2% was a product of the strong performance of the Company's renovated stores, the continued rollout of key vendor shops and sales gains in the Company's targeted merchandise categories. The five stores renovated in 1995 generated a 15% increase during 1996. The Company also continued to expand the number of key merchandise vendor shops in the feminine and men's sportswear areas. In 1996, the Company added 37 of these vendor shops resulting in nearly $6 million of new business.

Gross Margin: The Company's FIFO gross margin rate increased 0.3 percentage points from 36.2% in 1995 to 36.5% in 1996. This margin rate improvement was achieved through higher maintained markup and improved shortage results. The areas of the business that had the strongest margin rate improvements were Feminine Sportswear, Men's, Children's, Coats and Furniture.

Selling, General and Administrative Expenses: The Company's net S, G & A rate improved from 27.9% of sales in 1995 to 27.8% of sales in 1996. The 1996 S, G & A expenses included $2.9 million of preopening costs associated with the Company's four new store openings and $4.8 million of increased benefit costs. Reduced bad debt expense and better expense control throughout the Company more than offset the impact of these preopening and benefits charges. The Company's finance charge income, which is netted against selling, general and administrative expenses, remained consistent with the prior year at $45.7 million.

Depreciation and amortization: The Company's depreciation and amortization expense increased from $11.4 million in 1995 to $15.5 million in 1996. The $4.1 million increase resulted from the higher fixed asset balances resulting from the Company's capital expenditure program and new stores. The Company is anticipating a comparable increase to depreciation and amortization expense in 1997.

Interest Expense: Interest expense declined from $18.0 million in 1995 to $15.9 million in 1996. The decline was due to lower average interest rates paid on outstanding debt during 1996.

Income Taxes: The Company's effective income tax rates were 39.6% and 40.0% in 1996 and 1995, respectively. The Company only paid $0.2 million in 1996 for cash taxes as a result of tax benefits including net operating loss carryforwards. The Company credited $16.0 million directly to paid-in-capital to recognize these tax benefits.

Earnings per share results: Net income before non-recurring items increased 11% to $38.9 million in 1996 as a result of the improved EBITDA performance and lower interest costs, offset by an increase in depreciation charges. Operating EPS improved by 14% from $2.04 to $2.33 per share. Total Company net income declined $24.7 million and EPS was lower by $1.36 in 1996 compared to 1995. The decrease was due to lower net non-recurring gains in 1996 compared to the net non-recurring gain recorded in the prior year. The 1995 period included a net non-recurring after-tax gain of $33.1 million or $1.92 per share from the sale of the Minnesota Division. The Company recorded $0.3 million of non-recurring after-tax charges for costs associated with preparing its information sytems to be functional in the year 2000. The Company anticipates it will incur $1.5 million of additional after-tax year 2000 costs in 1997.

-----------------------------------------------------------------------------------------------------------------------------
   CARSON PIRIE SCOTT & CO. AND SUBSIDIARIES
   Consolidated Balance Sheets
   (dollars in thousands)

   -----------------------------------------------------------------------------------------------------------------------
                                                                                      February 1,          February 3,
                        Assets                                                            1997                 1996
   -----------------------------------------------------------------------------------------------------------------------
   -----------------------------------------------------------------------------------------------------------------------
        Cash and cash equivalents                                                      $  20,618           $  44,384
        Receivables, net                                                                 267,433             232,257
        Inventories                                                                      190,646             178,632
        Other current assets                                                              16,265              42,715
   -----------------------------------------------------------------------------------------------------------------------
   Total current assets                                                                  494,962             497,988
   -----------------------------------------------------------------------------------------------------------------------

   Property and equipment, net                                                           174,260             140,851
   Net deferred tax assets                                                                42,909              37,789
   Other assets                                                                           11,916              15,474
   -----------------------------------------------------------------------------------------------------------------------
                                                                                       $ 724,047           $ 692,102
   =======================================================================================================================
                      Liabilities and Shareholders' Equity
   -----------------------------------------------------------------------------------------------------------------------

        Current maturities of long-term debt                                           $   2,854           $   3,081
        Accounts payable and accrued liabilities                                         155,156             133,597
   -----------------------------------------------------------------------------------------------------------------------
   Total current liabilities                                                             158,010             136,678
   -----------------------------------------------------------------------------------------------------------------------

   Other liabilities                                                                      47,585              42,903
   Accounts receivable securitization                                                    113,511             144,000
   Long-term debt, less current maturities                                                46,124              48,705
   -----------------------------------------------------------------------------------------------------------------------
   Total liabilities                                                                     365,230             372,286
   -----------------------------------------------------------------------------------------------------------------------

   Shareholders' equity:
        Common stock and paid-in-capital                                                 176,946             171,894
        Unrealized gain on investments                                                        96               5,957
        Retained earnings                                                                181,775             141,965
   -----------------------------------------------------------------------------------------------------------------------
   Total shareholders' equity                                                            358,817             319,816
   -----------------------------------------------------------------------------------------------------------------------
                                                                                       $ 724,047           $ 692,102
   =======================================================================================================================
        Net Debt / Capitalization                                                         28.3%               32.1%
        Net Debt / Capitalization  (excluding A/R debt)                                   07.3%                2.3%
   -----------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------


The Company provided the following additional balance sheet information:

The Company continues to improve its financial strength. During 1996, the Company reduced its net debt to capital ratio to 28%. This reduction was despite cash uses of $12.3 million for share repurchases and $52.9 million for capital expenditures. Shareholders' equity increased by $39 million in 1996. The significant components of this increase were $39.8 million of net income and $16.0 million in deferred tax benefits credited directly to paid-in-capital.



                   Rollforward of Net Debt and Shareholders' Equity

                          -----------------------------------------------------
                             Net       Shareholders'      Total      Net Debt /
                             Debt          Equity        Capital      Capital
                          -----------------------------------------------------

  Year End - 1995           $151.4         $319.8        $471.2         32%
     Net income                -             39.8          39.8
     Deferred taxes            -             16.0          16.0
     Net debt reductions      (9.5)           -            (9.5)
     Options exercised         -              1.3           1.3
     Share repurchases         -            (12.3)        (12.3)
     Unrealized gain           -             (5.8)         (5.8)
                           ----------------------------------------
   Year End - 1996          $141.9         $358.8        $500.7         28%
                           ========================================

Share Repurchase Program: During the fourth quarter, the Company repurchased 50,900 shares of its common stock for $1.2 million. During the 1996 fiscal year, the Company repurchased 517,000 shares, or 3% of outstanding shares, for $12.3 million under a 1996 $20 million share repurchase authorization. In January 1997 the Company's board of directors authorized it to repurchase $20 million of its common stock over the next two years. The January 1997 authorization supersedes the 1996 $20 million share repurchase authorization.